UNITED STATES

              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K

                       Current Report
               Pursuant To Section 13 or 15(d)
           of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): October 6, 2014

     Commission File Number of issuing entity: 333-172143-03

                COMM 2012-LC4 Mortgage Trust
   (Exact name of issuing entity as specified in its charter)

         Deutsche Mortgage & Asset Receiving Corporation
      (Exact name of depositor as specified in its charter)

              German American Capital Corporation
       (Exact name of sponsor as specified in its charter)

                   Ladder Capital Finance LLC
       (Exact name of sponsor as specified in its charter)

              Guggenheim Life and Annuity Company
       (Exact name of sponsor as specified in its charter)

                            New York
   (State or other jurisdiction of incorporation or organization of the issuing entity)

                  Lower Tier Remic 45-4704011
                  Upper Tier Remic 45-5035640
             Hartman Portfolio Loan REMIC 45-5035612
                   Grantor Trust 45-6874157
            (I.R.S. Employer Identification No.)

c/o Deutsche Bank Trust Company Americas as Certificate Administrator
                1761 East St. Andrew Place, Santa Ana CA
    (Address of principal executive offices of the issuing entity)

                              92705
                            (Zip Code)

                          (212) 250-2500
              (Telephone number, including area code)

                               NONE
    (Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 6.02 - Change of Servicer or Trustee

Pursuant to Section 3.22(b) of the Pooling and Servicing Agreement (the "PSA") relating to the issuing entity known as COMM 2012-LC4 Mortgage Trust (the "Trust"), MKP Credit Master Fund, LDC removed CWCapital Asset Management LLC ("CWCapital") as special servicer under the PSA (except with respect to the Hartman Portfolio Mortgage Loan) and appointed Rialto Capital Advisors, LLC, a Delaware limited liability company ("Rialto"), as the successor special servicer under the PSA (except with respect to the Hartman Portfolio Mortgage
Loan). CWCapital remains the special servicer under the PSA with respect to the Hartman Portfolio Mortgage Loan. The removal of CWCapital as special servicer (except with respect to the Hartman Portfolio Mortgage Loan) and appointment of Rialto as successor special servicer (except with respect to the Hartman Portfolio Mortgage Loan) under the PSA will be effective as of October 6, 2014.

Pursuant to Section 3.22(b) of the PSA, MKP Credit Master Fund, LDC, as the Directing Holder under the PSA, has the right, for so long as no Control Termination Event (as defined in the PSA) has occurred and is continuing, to terminate the existing special servicer, with or without cause, and appoint the successor special servicer, under the PSA.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. As of June 30, 2014, Rialto and its affiliates were actively special servicing approximately 3,500 portfolio loans with a principal balance of approximately $1.3 billion and were responsible for approximately 1,600 portfolio REO assets with a principal balance of approximately $1.7 billion. As of September 18, 2014, Rialto was performing special servicing for 37 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering over 2,800 assets with a principal balance of approximately $42.2 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land. The table below sets forth information about Rialto's portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

                            As of December     As of December      As of June
CMBS Pools                     31, 2012           31, 2013          30, 2014
_______________________________________________________________________________
Number of CMBS Pools Named
Special Servicer		 16                  27                35

Approximate Aggregate Unpaid
Principal Balance(1)        $18.9 billion       $32.4 billion     $39.7 billion

Approximate Number of Specially
Serviced Loans or REO
Properties(2)                    19                  27                25

Approximate Aggregate Unpaid
Principal Balance of Specially
Serviced Loans or REO
Properties(2)                $21 million        $101 million       $87 million

(1) Includes all commercial and multifamily mortgage loans and related REO properties in Rialto's portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2) Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto's portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company ("RCM"). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation ("Lennar") (NYSE: LEN and LEN.B). As of
June 30, 2014, RCM was the sponsor of, and certain of its affiliates were investors in, four private equity funds (the "Funds") with an aggregate of $2.4 billion of equity under management, and RCM also advised one separately managed account with $200 million of committed capital. Two of such funds are focused on distressed and value-add real estate related investments, one of such funds is focused on investments in commercial mortgage-backed securities and the other fund and the separately managed account are focused on mezzanine debt. As of September 18, 2014, RCM had acquired and/or was managing approximately $6.2 billion of non- and sub-performing real estate assets, representing over 9,900 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation. RCM was also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury, which was liquidated in October of 2012.

In addition, as of September 18, 2014, RCM had underwritten and purchased, primarily for the Funds, approximately $2.5 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 36 different securitizations totaling approximately $42.6 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 380 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes seven satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon, Charlotte, North Carolina and Tampa, Florida. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,400 employees across the country's largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the Trust, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the PSA for assets of the same type included in the Trust. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the mortgage pool performance or the performance of the certificates.

In its capacity as a special servicer, Rialto will not have primary responsibility for custody services of original documents evidencing mortgage loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the PSA.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

A description of the material terms of the PSA regarding the special servicing of the mortgage loans held by the Trust and the special servicer's duties regarding such mortgage loans, including limitations on the special servicer's liability under the PSA and terms regarding the special servicer's removal, replacement, resignation or transfer, is included in the Prospectus
Supplement (SEC File Number 333-172143-03) filed with the Securities and Exchange Commission on March 19, 2012 pursuant to Rule 424(b)(5) in the section captioned "The Pooling and Servicing Agreement." A copy of the PSA has been filed as Exhibit 4.1 to the Form 8-K filed by the Trust with the Securities and Exchange Commission on August 14, 2012.

List of any Attachments hereto to be included in the Additional Form 8-K
Disclosure: n/a


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Deutsche Mortgage & Asset Receiving Corporation
(Depositor)


/s/ Helaine M. Kaplan
Name:  Helaine M. Kaplan
Title: President


/s/ Natalie Grainger
Name:  Natalie Grainger
Title: Vice President

Date: October 7, 2014